EXHIBIT 99.1

Oblong Announces Preliminary Q4 Financial & Business Performance Above Expectations

–Unaudited Q4 2020 sales of Mezzanine products increase 50% sequentially to $1.6 million in the Quarter
–Total gross profit (unaudited) improves sequentially by 600 basis points to 57%
–Company pays down loan obligations, ending the year with stronger balance sheet
–Recent uplisting onto Nasdaq Capital Market

February 25, 2021 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today reported preliminary unaudited financial results for the fourth quarter of 2020 and an update on its cash position and balance sheet. All fourth quarter 2020 figures in this release are approximate due to the preliminary nature of this announcement.

Q4 2020 Financial Highlights
The Company expects to report the following financial results for the fourth quarter 2020:
•Unaudited fourth quarter 2020 product sales from our flagship Mezzanine™ collaboration suite increased more than 50% sequentially to over $1.6 million, versus $1.1 million for the third quarter of 2020.

•Unaudited fourth quarter 2020 total revenue increased more than 20% sequentially to over $3.9 million, versus $3.3 million for the third quarter of 2020, and exceeding the Q4 revenue estimate of $3.6 million by the Wall Street analyst following the Company.

•Unaudited gross profit margin increased to 57% for the fourth quarter of 2020, compared sequentially to 51% for the third quarter of 2020 and to 40% for the second quarter of 2020.

•Unaudited cash balance at December 31, 2020 was $5.3 million. As of December 31, 2020, the Company has no debt outstanding other than the Company’s $2.4 million PPP Loan, of which approximately $2.2 million is expected to be forgiven.

•Unaudited net income of $1.4 million for the fourth quarter of 2020, compared sequentially to a net loss of $2.1 million for the third quarter of 2020 and to a net loss of $3.4 million for the second quarter of 2020. During the fourth quarter of 2020, the Company recorded a non-cash gain on debt extinguishment of $3.1 million.

•Unaudited adjusted EBITDA (“AEBITDA”) loss of $0.5 million for the fourth quarter of 2020, compared sequentially to an AEBITDA loss of $1.0 million for the third quarter of 2020 and to an AEBITDA loss of $2.0 million for the second quarter of 2020. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net income (loss).
Additionally, on February 12, 2021, Oblong began trading on the Nasdaq Capital Market and all Series D and Series E Preferred Stock converted to common stock. As of February 12, 2021, the Company has no remaining preferred stock outstanding.

“It’s clear that the COVID-19 pandemic has accelerated digital transformation, requiring IT and facilities teams to rethink where and how their constituents interact within office environments. Hybrid workforces are now taking shape looking for optimal user experiences – both remote and in-person – that enhance productivity through higher levels of engagement. Legacy systems and point-product solutions cobbled together do not work for the new hybrid workforce. A new model is required to engage today’s increasingly mobile workforce and we believe Oblong’s technologies are strongly positioned to capitalize on the inevitable return to physical offices,” commented Pete Holst, Chairman and CEO of Oblong. “Having eliminated our loan obligations to SVB, recently listing on the Nasdaq Capital Market and substantially simplifying our capital structure as a result, we ended the year with a much stronger balance sheet and growing momentum in our Mezzanine™ collaboration suite.”

The preliminary fourth quarter 2020 figures provided in this press release are unaudited and subject to revision. Final results for the fourth quarter 2020 will be provided in a press release substantially concurrently with our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”). Investors are encouraged to carefully review that press release and the 2020 Annual Report when such documents are made available for a complete analysis of the Company’s results from operations and financial condition.

Non-GAAP Financial Information
Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, stock-based compensation, impairment charges, severance, and interest and other (income) expense, net. AEBITDA loss is not intended to replace operating loss, net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net income (loss), operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net income (loss) to AEBITDA loss is shown below.

GAAP to Non-GAAP Reconciliation (unaudited):     Q4 2020 Q3 2020 Q2 2020

Net income (loss)	$1,448	$(2,085)	$(3,385)
Depreciation and amortization	748	780	796
Interest and other expense, net	17	102	85
Gain on debt extinguishment	(3,117)	—	—
Impairment charges	256	117	—
Severance	10	21	475
Stock-based compensation	168	28	29
Adjusted EBITDA Loss	$(470)	$(1,037)	$(2,000)

About Oblong, Inc.
Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

Forward-looking and cautionary statements

The preliminary financial results for the fourth quarter 2020 presented herein represent the most current information available to management and reflect estimates and assumptions. The company’s actual results may differ materially from these preliminary results due to the completion of the company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter 2020 are finalized. The foregoing preliminary financial results have not been compiled or examined by our independent registered public accounting firm nor have our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance of such information. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these preliminary financial results are not necessarily indicative of the results to be achieved for any future period. This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s unaudited preliminary fourth quarter 2020 results, (ii) potential forgiveness of any portion of the PPP Loan, (iii) the Company’s potential future growth and financial performance and (iv) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020, filed with the SEC on November 16, 2020

(the “Quarterly Report”). Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331